McGladrey & Pullen, LLP
                             -----------------------
                  Certified Public Accountants and Consultants














CONSENT OF INDEPENDENT AUDITORS




         We hereby consent to the use of our report dated March 19, 1998, on the financial statement referred to therein, in this Registration Statement on Form N-1A of Pax World Money Market Fund, Inc., as filed with the Securities and Exchange Commission.

         We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Counsel and Auditors."








/s/ McGladrey & Pullen, LLP
New York, New York
March 19, 1998

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